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     EXHIBIT 11

                          CONSENT OF INDEPENDENT AUDITORS

The Board of Trustees Old Mutual South Africa Equity Trust:

We consent to the use of our report, dated July 24, 1998, incorporated herein by reference and to the reference to our firm under the heading "Independent Accountants" in Part B of the registration statement.

KPMG Peat Marwick
Chartered Accountants
Hamilton, Bermuda
October 26, 1998